EXHIBIT 3.1



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THIS AGREEMENT is made the       day of        1996.

PARTIES:

1. LAW 737 LIMITED (registration number 3194225 proposing to re-register as Display.IT Holdings plc) whose registered office is at Carmelite, 50 Victoria Embankment, London EC4Y ODX ("the Company"); and

2. THE PERSON whose name and address is set out in column 1 in schedule 1 to this agreement ("the Vendor"); and

3.       MARJORIE MOE of 4 Mountain View, Ridgefield, CT 06877 USA ("the
         Pledgee").

INTRODUCTION:

(1) Display.IT Limited (registration number 3069667) ("Display.IT Limited") was incorporated with limited liability on the 19 June 1995, has its registered office at 79 Knightsbridge London SW1X 7RB and has at today's date an authorised share capital of(pound sterling)10,000 divided into 10,000 ordinary shares of(pound sterling)1 each of which 2 such ordinary shares have been issued and are fully paid.

(2) The Vendor is the beneficial owner with full title guaranteed of all the issued shares in Display.IT Limited as is more particularly set opposite his name in column 2 of schedule 1 to this agreement ("the Sale Shares").

(3) The Vendor entered into a pledge agreement ("the Pledge Agreement") with the Pledgee on 22 April 1996 in which the Sale Shares were pledged to the Pledgee by the Vendor. In order to permit the Company to acquire the Sale Shares with full title guaranteed the Pledgee intends to terminate the Pledge Agreement and enter into a new pledge agreement with the Pledgor in respect of the Purchase Shares (as defined in clause 2 hereof).

(4) The Company was incorporated in England and Wales with limited liability on 3 May 1996 with an authorised share capital of (pound sterling)1000 divided into 1000 shares of (pound sterling)1 each, of which two such shares were issued nil paid to the subscribers to the Memorandum of Association of the Company. On 20 June 1996 each of the existing ordinary shares of (pound sterling)1 each in the Company were sub-divided into 20 ordinary shares of 5p each and the authorised share capital was increased from (pound sterling)1000 to (pound sterling)200,000 by the creation of 3,980,000 ordinary shares of 5p each. On 20 June 1996 the 40 ordinary shares of 5p each representing the subscribers' shares were transferred to Peter Levin.

(5) The Company wishes to buy and the Vendor, with the consent of the Pledgee, wishes to sell the Sale Shares on the terms set out below.



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AGREED TERMS:

1.       Sale of Shares

         1.1 The Vendor shall sell the Sale Shares with full title guaranteed to the Company and the Company relying on the warranties contained in clause 5 below shall purchase the Sale Shares upon the terms and conditions set out in this agreement.

         1.2 The Vendor and the Pledgee irrevocably waive all or any pre-emption rights that they or their nominees may have pursuant to the articles of association of Display.IT Limited or to any other agreement relating to the Sale Shares so as to enable the sale of the Sale Shares to the Company to proceed free from any such pre-emption rights.

2.       The Consideration

         The consideration for the purchase of the Sale Shares shall be satisfied by:

         (a) the issue and allotment to the Vendor or his nominee of 1,999,960 ordinary shares of 5p each in the capital of the Company credited as fully paid;

         (b) the crediting as fully paid up of the 40 ordinary shares of 5p each (representing the original subscriber shares) held by Peter Levin the above shares in the Company hereinafter collectively called "the Purchase Shares" and set out in column 3 of schedule 1 to this agreement.

3.       Completion

         Completion shall take place upon execution of this agreement when the Company and the Vendor shall comply in full with his obligations in clause 4 below.

4.       Completion Obligations

         4.1 At Completion the Vendor shall deliver or cause to be delivered to the Company duly executed transfers of the Sale Shares in favour of the Company together with the share certificates in respect of the Sale Shares.

         4.2 The Vendor and the Pledgee shall use their best endeavours to procure the passing of the board resolution of Display.IT Limited directing the registration of the transfers of the Sale Shares to the Company subject to such transfers being duly stamped and presented together with the relevant certificates.




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         4.3      Subject to compliance with the provisions of sub-clauses 4.1 and 4.2 above, the Company shall deliver or cause to be delivered to the Vendor share certificates for the Purchase Shares.

5.       Termination of Pledge Agreement

         5.1 The Pledgee and the Vendor hereby agree that the Pledge Agreement dated 22 April 1996 is terminated and, for the avoidance of doubt, the Pledgee expressly consents to the sale of the Sale Shares by the Vendor for the purpose of this and any other agreement and agrees to procure that the certificates representing the Sale Shares are delivered to the Vendor in order for the Vendor to satisfy sub-clauses 4.1 and
                  4.2 above.

         5.2 In consideration of the Pledgee terminating the Pledge Agreement referred to in sub-clause 5.1 above the Vendor agrees to enter into a new pledge agreement in respect of the Purchase Shares in the form of the pledge agreement set out in schedule 2 to this Agreement.

6.       Warranties

         The Vendor hereby warrants and represents to and undertakes with the Company (and agrees to indemnify the Company against any breach of any such terms) that:

         (a) the Sale Shares constitute the whole of the issued and allotted share capital of Display.IT Limited; and

         (b) the Vendor is the beneficial owner with full title guaranteed in the Sale Shares and that the Sale Shares are free from all liens charges and encumbrances or interest in favour of any other person save for the Pledgee.

7.       Counterparts

         This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which, when executed and delivered, shall be an original, but all the counterparts shall together constitute one and the same instrument.

8.       Law and jurisdiction

         This agreement shall be governed by and construed in accordance with English law and each party to this agreement submits to the non-exclusive jurisdiction of the English courts.

This agreement has been executed and delivered as a deed the date first above mentioned.



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                                   SCHEDULE 1



                                                   Column 2                                 Column 3
                                             Number and Percentage                    Number and Percentage
          Column 1                              of Sale Shares                        of Purchase Shares
     Name and address
                                          Number            Percentage             Number          Percentage
Peter Levin, 10
Chesterfield Hill, London
W1X 7RN                                     2                   100              2,000,000            100






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                                   SCHEDULE 2

DATED                                                               1996
------------------------------------------------------------------------








                                   PETER LEVIN

                                       AND

                                  MARJORIE MOE










                                ----------------
                                PLEDGE AGREEMENT
                                ----------------










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THIS PLEDGE AGREEMENT is made the                 day of                   1996

BETWEEN

(1) MR PETER LEVIN of 10 Chesterfield Hill, London W1X 7RN (hereinafter called "the Pledgor"); and

(2) MS MARJORIE MOE of 4 Mountain View Avenue, Ridgefield, CT 06877, USA (hereinafter called "the Pledgee")

WHEREAS:

A. Pursuant to a Guarantee dated 22 April 1996 made between the Pledgor and the Pledgee ("the Guarantee"), the Pledgor agreed to guarantee certain payments to the Pledgee under a loan agreement dated 22 April 1996 between the Pledgee and the Company (as hereinafter defined) and entered into a pledge as security for the said payments.

B. Pursuant to a Share Exchange Agreement dated 20 June 1996 made between the Pledgor, the Pledgee and the Parent (as hereinafter defined) the Pledgor, with the consent of the Pledgee and the termination of the pledge of 22 April 1996, agreed to sell his shares in the Company to the Parent in exchange for the issue of 2,000,000 ordinary shares of 5p each by the Parent.

C. Pursuant to the Share Exchange Agreement the Pledgor agreed to enter into a new pledge agreement with the Pledgee in respect of the shares acquired under the Share Exchange Agreement in order to preserve the security given by the Pledgor to the Pledgee in relation to payments of the Company guaranteed by the Pledgor under the Guarantee.

NOW IT IS HEREBY AGREED as follows:

1.       DEFINITIONS

         In this Pledge Agreement, except where the context otherwise requires:

         "the Company" means Display.IT Limited, a company registered in England under number 3069667.

         "the Parent" means the parent company of Display.IT Limited being the company known as Law 737 Limited (to be re-registered as Display.IT Holdings plc) and registered in England under company number 3194225.

         "the Debt" means the debt guaranteed by the Pledgor in accordance with the terms of the Guarantee.




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         "Loan Agreement" means the loan agreement dated 22 April 1996 between the Pledgee and the Company for an interest bearing loan of US$ 210,000 by the Pledgee to the Company.

         "Fredrikson & Byron" means Fredrikson & Byron of 79 Knightsbridge, London SW1X 7RB.

         "Pledge Agreement" means this Pledge Agreement as amended from time to time.

         "the Security" means all the two million Ordinary Shares of 5p each in the capital of the Parent, the share certificates for which are to be deposited by the Pledgor with Fredrikson & Byron and the other property pledged under clauses 2.1 and 2.2 hereof.

2.       PLEDGE

2.1 Pledge: As continuing security for the due and punctual payment of the Debt the Pledgor as legal and beneficial owner of the Security, hereby pledges, assigns, transfers, hypothecates, mortgages, charges and encumbers (and with the intent also of creating a security interest and a lien thereon) by way of first equitable charge to and in favour of the Pledgee the Security and all his present and future rights, title and interest thereto and therein.

2.2 Other Property Pledged: The pledge, assignment, transfer, hypothecation, mortgage, charge, encumbrance, security, interest and lien hereby created shall affect, and the Security shall include (i) all dividends and interest paid or payable thereon (if any) and (ii) all stocks, shares, notes, bonds, debentures and certificates of deposit or other securities (and in each case the dividends and interest paid or payable thereon (if any), rights, monies or other property paid, distributed, accruing or offered at any time (by way of dividend, bonus, redemption, rights, preference, option, warrant or otherwise) on, to or in respect of or in substitution for any Security and (iii) the proceeds of sale, repayment and redemption and any payment or receipt of, on or in respect of any of the Security all and any of which shall be promptly delivered to the Pledgee.

2.3 Non-Recourse: This pledge shall be without recourse to the assets of the Pledgor other than the Security.

2.4 Custody; Resignation: Subject as otherwise provided in this Agreement, the Security shall be held by Fredrikson & Byron and the Pledgor shall immediately after the execution and delivery of this Pledge Agreement deliver or cause to be delivered to Fredrikson & Byron the Security with duly executed blank transfers for all such shares. The Security shall be kept thereafter in the custody of Fredrikson & Byron or their nominee.

3.       ENFORCEMENT



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3.1      Time for Enforcement: The security hereby created shall become immediately enforceable upon the non-payment of the Debt or any part of it and thereupon any sum payable under this Pledge Agreement shall become immediately due and payable.




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3.2      Rights of Pledgee: At any time after the security hereby created shall become enforceable the Pledgee may (without notice to the Pledgor) from time to time do any one or more of the following:

         (a) take possession of the Security and hold and/or procure that its nominees hold the Security to the order of the Pledgee absolutely; and/or

         (b) cause to be delivered to the Pledgee as the Pledgee may direct the Security; and/or

         (c) execute and do, and/or procure its nominees to execute and do, (at the expense of the Pledgor) all such conveyances, transfers, assignments, assurances, deeds, acts and things as the Pledgee may require for the perfecting or protecting the security hereby created or intended to be created or for facilitating the realisation of the Security and for exercising all or any of the rights, powers and discretions conferred on the Pledgee by or pursuant to this Pledge Agreement; and/or

         (d) exercise or direct the exercise of any powers or rights incident to the ownership of the Security and the fact of membership of the Parent; and/or

         (e) collect and receive any and all interest, dividends, proceeds of repayment or redemption (whether total or partial) and other payments or receipts of, on or in respect of the Security; and/or

         (f) sell, exchange, convert into money or otherwise dispose of or realise (or concur in selling, exchanging, converting into money or otherwise disposing of or realising) and Security and for this purpose complete the blank transfers referred to in clause 2.4, either by public offer or private contract for such consideration and in such currency or currencies and on such terms as it may think fit and so that (without prejudice to the generality of the foregoing) it may do any of those things for a consideration consisting of cash, certificates of deposit, debentures and any such considerations may be payable or deliverable in a lump sum whether immediately or on a deferred basis or by instalments spread over such period as it may think fit and with full power to buy in or rescind or vary any contract for the sale of the Security and to resell the same, all without being responsible for any loss which may be occasioned thereby and with full power to compromise and effect compositions; and/or

         (g) generally act in relation to the Security as if the Pledgee were the absolute beneficial owner of the same.

3.3 Application of Proceeds: Any monies arising from the enforcement of the security hereby created shall be applied by the Pledgee as follows:




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         (a)      first, in or towards payment of all costs and expenses
                  incurred by the Pledgee in connection with this Pledge Agreement and the exercise of all or any of the powers hereby confirmed;

         (b) secondly, in or towards payment of the Debt (the Pledgor remaining liable for any shortfall), and

         (c)      thirdly, in payment of any surplus to the Pledgor, or

         (d)      other person entitled thereto.

3.4 Notice to Purchaser from Pledgor: Upon any sale of the Security or any part of it which the Pledgee may make or purport to make under the provisions hereof a statutory declaration made by the Pledgee that the Pledgor has made default and that the power of sale has become exercisable shall be conclusive evidence of the fact in favour of any purchase or other person - to whom the Security may be transferred under such sale or other appropriation and the Pledgor or any part of it agrees to indemnify the Pledgee against any claim which may be made against the Pledgee by such purchaser or person by reason of any defect in the title of the Pledgor to such Security or part thereof.

3.5 Beneficial Owner Warranty: The Pledgor warrants that it is the absolute and beneficial owner of the Security free from encumbrances subject to the terms hereof and that it will be the absolute and beneficial owner free from encumbrances of any security which may hereafter become subject to the terms hereof.

3.6 Powers Non-Exclusive: The powers conferred on the Pledgee by this Pledge Agreement are in addition to and not in substitution for the powers conferred on mortgagees under the Law of Property Act 1925, which shall apply to the security hereby created except insofar as they are expressly or impliedly excluded. Where there is any ambiguity or conflict between the powers contained in that Act and those conferred by the Pledge Agreement, the terms of this Pledge Agreement shall prevail.

3.7 Exclusion of Statutory Rights: The restrictions contained in Section 93 and Section 103 of the Law of Property Act 1925 shall not apply to this Pledge Agreement.

3.8 No Duty to Enquire etc.: No person dealing with the Pledgee shall be concerned to enquire whether the security hereby created has become enforceable or whether any event has happened upon which any of the powers, authorities and discretions conferred by or pursuant to this Pledge Agreement are or may be exercisable by the Pledgee or otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such powers and authorities and all the protection to purchasers contained in Sections 104 and 107 of the Law of Property Act 1925 shall apply to any person purchasing from or dealing with the Pledgee.



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3.9      Avoidance of Payments: No assurance, security or payment which may be avoided under any law relating to bankruptcy or insolvency, and no release, settlement or discharge given or made by the Pledgee on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Pledgee to enforce the security hereby created in respect of the full extent of the monies thereby secured.

4.       GENERAL

4.1 Further Assurances: The parties hereto hereby agree to execute and do all such further deeds and documents (at the expense of the requesting party) as may reasonably be required by the requesting party to give full force and effect to this Pledge Agreement.

4.2 Power of Attorney: The Pledgor hereby irrevocably and by way of security appoints the Pledgee to be its attorney and agent and on its behalf and in its name or otherwise to execute and do (at the expense of the Pledgee) all such conveyances, transfers, assignments, assurances, deeds, acts and things which it ought to execute or do under the provisions of this Pledge Agreement and generally in its name or otherwise and on its behalf to exercise all or any of the powers, authorities and discretions conferred on the pledgee by or pursuant to this Pledge Agreement or the Law of Property Act 1925 and (without prejudice to the generality of the foregoing) to seal and deliver and otherwise perfect any conveyance, transfer, assignment, assurance, deed, act or thing which the Pledgee may deem proper in or for the purpose of exercising any of such powers, authorities and discretions.

4.3 Security Additional: The security hereby created shall be in addition to and shall not in any way prejudice or be prejudiced by any other security, guarantee, indemnity, right of set-off, remedy or lien of whatever nature which the Pledgee may now or at any time hereafter have or to which the Pledgee may at any time be entitled, whether by law or otherwise, for or in respect of all or any part of the sum due under the Guarantee.

4.4 Illegality: If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby.

4.5 Waivers: No failure or delay on the part of the Pledgee in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Pledge Agreement are cumulative and not exclusive of any rights or remedies which the Pledgee would otherwise have.

4.6 Counterparts: This Agreement may be executed in any number of counterparts each of which when executed by one or more of the parties hereto shall



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         constitute an original but all of which shall constitute one and the same instrument.

4.7 Successors: This Pledge Agreement and the security evidenced shall be binding on each of the successors and assigns of the Pledgor.

5.       NOTICE

         Any notice demand or other communication to be given hereunder by either of the parties shall be addressed to the parties at their respective addresses shown in this Pledge Agreement or such other address as the party shall previously have specified in writing to the other for such purpose and may be given in person or sent by first-class pre-paid post or airmail if overseas or facsimile transmission or telex and shall be deemed to have been served if hand delivered at the time of delivery or if posted at the expiration of forty-eight (48) hours or (in the case of airmail) seven days after the envelope containing the same was put into the post or if sent by facsimile or telex transmission at the end of the transmission provided that if the original communication is not transmitted between the hours of 9.00am to 6.00pm on a day when banks are open for business in London then on the next such day at 9.00am.

6.       GOVERNING LAW

         This Pledge Agreement shall be governed by and construed in accordance with the laws of England and the Pledgor in relation to any legal action or proceedings arising out of or in connection with this Pledge Agreement unconditionally submits to the non-exclusive jurisdiction of the High Court of Justice in England.


IN WITNESS whereof this Pledge Agreement has been duly executed as a deed and delivered the day and year first above written.


SIGNED as a Deed by PETER LEVIN             )
in the presence of:                         )







SIGNED as a Deed by MARJORIE                )
MOE in the presence of:                     )






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EXECUTED as a deed by                       )
LAW 737 LIMITED acting by:                  )

                                                   ............................
                                                   Director


                                                   ............................
                                                   Director/Secretary

in the presence of:







EXECUTED as a deed                          )
by PETER LEVIN                              )
in the presence of:                         )









EXECUTED as a deed                          )
by MARJORIE MOE                             )
in the presence of:                         )








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